UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): 5/3/2011

Market Leader, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-51032

Washington	91-1982679
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

11332 NE 122nd Way, Suite 200, Kirkland WA 98034

(Address of principal executive offices, including zip code)

425-952-5500

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure

On March 25, 2011, Market Leader, Inc. (the “Company”) issued a press release announcing that it would be holding its earnings call for the quarter ended March 31, 2011 by conference call and live Webcast on May 3, 2011 at 4:30 p.m. Eastern Time. On May 3, 2011, at 4:30 p.m. Eastern Time, the Company held its first quarter 2011 earnings call. Although the earnings call was available live by telephone, due to technical problems the live Webcast was not available at the time of the call. Consequently, the Company is making available the script for the conference call as Exhibit 99.1 to this Current Report on Form 8-K. An audio replay of the call will also be available to investors beginning on May 3 at 7:30 PM Eastern time and ending on May 7 at 7:30 PM Eastern time by dialing (719) 457-0820 and entering the passcode 1707823# or, as soon as practicable, on the Investor Relations section of the Company’s Web site at www.marketleader.com.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1     Call script for the Market Leader, Inc. earnings call held on May 3, 2011.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Market Leader, Inc.

Date: May 3, 2011	By:	/s/ Jacqueline Davidson
Jacqueline Davidson
Chief Financial Officer

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